NORTHSTAR ELECTRONICS INC.
	        INTERIM CONSOLIDATED FINANCIAL STATEMENTS
	                     (U.S. Dollars)
	                      (Unaudited)
	                   December 31, 1997


CONTENTS		                   		                     Page

Interim Consolidated Income Statement                 1

Interim Consolidated Statement of Cash Flows	         2


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	                NORTHSTAR ELECTRONICS INC.
	         INTERIM CONSOLIDATED INCOME STATEMENT
	                    (U.S. Dollars)
	                     (Unaudited)
	          NINE MONTHS ENDED DECEMBER 31, 1997


Sales                                                      $158,066

Cost of goods sold                                           48,723
                                                            -------
Gross profit                                                109,343

Expenses
  Business tax                                                1,496
  Depreciation                                                4,246
  Dues, fees and licenses                                     1,063
  Insurance                                                   1,323
  Interest and bank charges                                  32,595
  Lab expenses                                                5,000
  Marketing                                                   8,668
  Office and miscellaneous                                   17,130
  Professional fees                                          22,106
  Rent                                                       24,914
  Salaries/wages/employee benefits                          105,804
  Travel                                                     27,683
  Research and development cost                              23,532
  Contract manufacturing cost                                28,218
                                                            -------
                                                            303,778
                                                            -------

Net loss                                                   (194,435)

Deficit, beginning of period                               (740,781)
                                                            -------

                                                           (935,216)
Add: Discount earned on redemption of
          Class A preference shares                          16,000
                                                            -------

Deficit, end of period                                    $(919,216)
                                                           ========

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	                   NORTHSTAR ELECTRONICS INC.
	          INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
	                        (U.S. Dollars)
	                         (Unaudited)
	              NINE MONTHS ENDED DECEMBER 31, 1997


Cash provided by (used in)

  Operations

    Net loss                                             $(194,435)
    Depreciation                                             4,246
    Net change in non-cash working capital items            82,174
                                                           -------

                                                          (108,015)
                                                           -------

  Financing activities
    Proceeds from issuance of shares                       117,781
    Proceeds from long term debt                            17,334
    Advances to Cabot Management Limited                    (2,977)
    Advances from shareholder                                4,967
    Discount on redemption of preference shares             16,000
                                                           -------

                                                           153,105
                                                           -------

  Investing activities
    Purchase of capital assets                              (8,245)


Net change in cash resources                                36,845

Cash, beginning of period                                   (1,399)
                                                           -------

Cash, end of period                                        $35,446
                                                           =======